Exhibit 10.14

LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is effective as of the [  ]th day of [      ], 200[ ] (“Effective Date”) by and between iStar Financial Inc., a Maryland corporation (the “Licensor”), and iStar Acquisition Corp., a Delaware corporation (the “Licensee”).

WHEREAS, Licensor is the owner of the service mark, corporate and trade name “iStar” (the “Mark”);

WHEREAS, Licensee is a newly-organized blank check company formed for the purpose of acquiring one or more operating businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination (the “Licensee Business”);

WHEREAS, Licensee desires to use the Mark in connection with the operation of its business in the United States and Licensor is willing to permit Licensee to use the Mark, subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

GRANT OF RIGHTS

Subject to the terms and conditions herein, Licensor hereby grants to Licensee a paid-up, non-exclusive license to use the Mark in the United States in connection with the Licensee Business.  All rights not expressly granted to Licensee in this Article 1 are reserved to Licensor.

ARTICLE II

OWNERSHIP

Licensee agrees that, as between the parties, Licensor is the sole owner of the Mark.  Licensee agrees not to directly or indirectly challenge or contest the validity of, or Licensor’s rights, in the Mark (and the associated goodwill), including without limitation, arising out of or relating to any third-party claim, allegation, action, demand, proceeding or suit (“Action”) regarding enforcement of this Agreement or involving any third party.  The parties intend that any and all goodwill in the Mark arising from Licensee’s use of the Mark shall inure solely to the benefit of Licensor.  Notwithstanding the foregoing, in the event that Licensee is deemed to own any rights in the Mark, Licensee hereby assigns such rights to Licensor.

ARTICLE III

USE OF THE MARK

Section 3.1.            Licensee agrees to maintain and preserve the quality of the Mark, and to use the Mark in good faith and in a dignified manner, in a manner consistent with Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice wherever the Mark is used.  Licensee shall not take any action that could be detrimental to the Mark or its associated goodwill.  If Licensor decides in its sole discretion to register the Mark, Licensee agrees to affix all such trademark notices as may be requested by the Licensor or required under applicable laws.

Section 3.2.            Licensee shall, at its sole expense, comply at all times with all applicable laws, regulations, exchange and other rules and reputable industry practice pertaining to the Licensee Business and the use of the Mark.

ARTICLE IV

TERMINATION

Section 4.1.            The term of this Agreement (“Term”) commences on the Effective Date and shall terminate on the later of (i) the liquidation of the Licensee or (ii) sixty days after the consummation of the Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of the Licensee), unless extended by the mutual agreement of the Licensor and the Licensee.

Section 4.2.            If a party materially breaches one or more of its obligations hereunder, the other party may terminate this Agreement, effective upon written notice, if such party does not cure such breach within 30 days written notice thereof (or any mutually agreed extension).  Licensor may terminate this Agreement immediately, effective upon written notice, if Licensee violates Article VII.

Section 4.3.            Licensor has the right to terminate this Agreement immediately upon written notice to Licensee if (i) Licensee makes an assignment for the benefit of creditors; (ii) Licensee admits in writing its inability to pay debts as they mature; (iii) a trustee or receiver is appointed for a substantial part of Licensee’s assets; and (iv) to the extent termination is enforceable under local law, a proceeding in bankruptcy is instituted against Licensee which is acquiesced in, is not dismissed within 120 days, or results in an adjudication of bankruptcy.

Section 4.4.            If an event described in Article V occurs, Licensor shall have the right, in addition to its other rights and remedies, to suspend Licensee’s rights regarding the Mark while Licensee attempts to remedy the situation.

Section 4.5.            Upon termination of this Agreement for any reason, (i) Licensee shall immediately cease all use of the Mark (except for limited transitional use, subject to Licensor’s consent); (ii) the parties shall cooperate so as to best preserve the value of the Mark; and (iii) Sections 6.3, 6.4, 6.5 and 6.6 shall survive any such event.

ARTICLE V

INFRINGEMENT

Licensee agrees to notify Licensor promptly after it becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation (“Infringement”) of the Mark.  Licensor shall have the sole right to bring any Action to remedy the foregoing, and Licensee shall cooperate with Licensor in same, at Licensor’s expense.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1.            Each party represents and warrants to the other party that:

(a)           This Agreement is a legal, valid and binding obligation of the warranting party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

(b)           The warranting party is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder; and

(c)           The warranting party has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

Section 6.2.            Except as expressly set forth in Section 6.3, Licensor makes no representations or warranties, express or implied, with respect to this agreement or the mark, and expressly disclaims all such representations and warranties, including any with respect to title, non-infringement, merchantability, value, reliability or fitness for use.   Licensee’s use of the mark is on an “as is” basis and is at its own risk.

Section 6.3.            Licensor will defend at its expense, indemnify and hold harmless Licensee and its affiliates and their respective directors, officers, employees, agents and representatives (“Related Parties”) from any loss, liability, damage, award, settlement, judgment, fee, cost or expense (including reasonable attorneys’ fees and costs of suit) (“Losses”) arising out of or relating to (i) any breach by Licensor of this Agreement or its warranties, representations, covenants and undertakings hereunder; or (ii) any third-party Action against any of them that arises out of or relates to any claim that Licensee’s use of the Mark as expressly authorized hereunder infringes the rights of a third party within the United States.

Section 6.4.            Licensee will defend at its expense, indemnify and hold harmless Licensor and its affiliates and their respective Related Parties from any Losses arising out of or relating to any third-party Action against any of them that arises out of or relates to (i) any breach by Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder; (ii) Licensee’s operation of its business; or (iii) any claim that Licensee’s use of the Mark, other than as explicitly authorized by this Agreement, infringes the rights of a third party anywhere in the world.

Section 6.5.            The indemnified party will promptly notify the indemnifying party in writing of any indemnifiable claim and promptly tender its defense to the indemnifying party.  Any delay in such notice will not relieve the indemnifying party from its obligations to the extent the indemnified party is not prejudiced thereby.  The indemnified party will cooperate with the indemnifying party at the indemnifying party’s expense.  The indemnifying party may not settle any indemnified claim in a manner that adversely affects the indemnified party without its consent (which shall not be unreasonably withheld or delayed).  The indemnified party may participate in its defense with counsel of its own choice at its own expense.

Section 6.6.            Except with respect to a party’s indemnification obligations hereunder, neither party will be liable to the other party for special, indirect, consequential, exemplary, punitive or incidental damages (including lost profits or goodwill, business interruption and the like) relating to this agreement, even if it has been advised of the possibility of such damages.

ARTICLE VII

ASSIGNMENTS

Licensee may not assign, sublicense, pledge, mortgage or otherwise encumber this Agreement or its right to use the Mark, in whole or in part, without the prior written consent of Licensor in its sole discretion.  For the avoidance of doubt, a merger, change of control, reorganization or stock sale of Licensee shall be deemed an “assignment” requiring such consent, regardless of whether Licensee is the surviving entity.  Licensee acknowledges that its identity is a material condition that induced Licensor to enter into this Agreement.  Any attempted action in violation of the foregoing shall be null and void ab initio and of no force or effect, and shall result in immediate termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1.            All notices hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or nationally recognized overnight courier service or facsimile with delivery confirmed to the following addresses (or at such other addresses as shall be specified by like notice) and will be deemed given on the date received:

LICENSOR:

iStar Financial Inc.
1114 Avenue of the Americas, 39th Floor
New York, New York 10036
Attention: Jay Sugarman
Facsimile: 212-930-9411

LICENSEE:

iStar Acquisition Corp.
1114 Avenue of the Americas, 39th Floor
New York, New York 10036
Attention: Jay Nydick
Facsimile: 212-930-9449

Section 8.2.            Further Assurances.  Licensor and Licensee agree to execute such further documentation and perform such further actions, including the recordation of such documentation with appropriate authorities, as may be reasonably requested by the other party hereto to evidence and effectuate further the purposes and intents set forth in this Agreement.

Section 8.3.            Entire Agreement/Construction.  This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

Section 8.4.            Amendments.  This Agreement, including this provision of this Agreement, may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

Section 8.5.            Cumulative Rights; Waiver.  All rights and remedies which Licensor or Licensee may have hereunder or by operation of law are cumulative, and the pursuit of one right or remedy shall not be deemed an election to waive or renounce any other right or remedy.  The failure of either Licensor or Licensee to require strict performance by the other party of any provision in this Agreement will not waive or diminish that party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 8.6.            Severability.  The parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision.  The unenforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof.  If any term or provision of this Agreement (or the application thereof to any party or set of circumstances) shall be held invalid or unenforceable in any jurisdiction and to any extent, it shall be ineffective only to the extent of such invalidity or unenforceability and shall not invalidate or render unenforceable any other terms or provisions of this Agreement (or such applicability thereof).  In such event, the parties shall negotiate in good faith a valid, enforceable, applicable substitute provision that attempts as closely as possible to achieve the intended purpose of the previous term or provision and has an effect as comparable as possible on the parties’ respective positions.

Section 8.7.            Governing Law/Jurisdiction.  This Agreement shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York.  The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the state or federal courts located in the State of New York, Borough of Manhattan, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.  The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

Section 8.8.            Construction.  Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  This Agreement shall be construed as if drafted jointly by the parties.

Section 8.9.            Separate Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first above written.

iSTAR FINANCIAL INC.

By:
Name: Jay Sugarman
Title: Chairman and Chief Executive Officer

iSTAR ACQUISITION CORP.

By:
Name: Jay Nydick
Title: Chief Executive Officer and President

[Signature page to License Agreement.]